Schedule A


                              Treaty Specifications


JACKSON NATIONAL LIFE INS CO                                   Treaty # 200810.3
--------------------------------------------------------------------------------

Type of Business:
Life insurance issued by the Ceding Company

Type of Reporting
Self-Administered--Tape

Basis of Reinsurance:
Automatic / Yearly Renewable Term (YRT)

Plans of Insurance:
Base Plans:
Jackson Advisor (VUL 1805)
Perspective Investor (VUL 1804)
Ultimate Investor (VUL 1805)

Riders:
Other Insured Term Insurance Rider (9453)
Waiver of Specified Premium Rider (9442)
Guaranteed Death Benefit Rider (9449)
Terminal Illness Benefit Rider (9433)

Age Basis:
Age Nearest Birthday

Basis of Risk:
Reinsurance is quota share in excess of the Ceding Company's retention. Generali USA's automatic reinsured portion of eligible risks is 34%, after the Ceding Company fills its retention specified in Exhibit I.

Maximum Automatic Mortality Rating:
Table 16, as provided in the Automatic Binding Limits provision below.

Automatic Issue Ages:
The maximum automatic issue age is 85, as provided in the Automatic Binding Limits provision below. The minimum automatic issue age is 18.

Automatic Binding Limits :
Life:  Generali USA may be bound automatically up to the limits stated below:
-------------------- ------------- ------------- -------------- ----------------
                        18 - 65       66 - 75        76 - 85        86 - 90
Standard - Table 2    $ 6,800,000   $ 2,380,000    $ 1,190,000    $0-Fac Only

Table 3 - Table 8     $ 3,400,000   $ 1,190,000     $ 595,500     $ 0-Fac Only

Table 9 - Table 16    $ 1,700,000    $ 595,000      $ 595,500     $ 0-Fac Only
-------------------- ------------- ------------- -------------- ----------------

Waiver of Specified Premium: Amounts equal to but not exceeding the gross monthly specified premium charged the insured by the Ceding Company based on the amount reinsured.

                                                                     Page 1 of 2



                                   Schedule A


                              Treaty Specifications


JACKSON NATIONAL LIFE INS CO                                   Treaty # 200810.3
--------------------------------------------------------------------------------

Jumbo Limit:
The Jumbo Limit for issue ages 18 through 80 is $50,000,000 The Jumbo Limit for issue ages 81 through 90 is $30,000,000 The Jumbo Limit for all other issue ages is $0

Minimum Cession:
$5,000

Rate Capacity:
$10,000,000

Rates Applicable to Amounts Over Rate Capacity:
As provided in Exhibit II.

Years To Recapture:
Recapture must be proportional to an increase in the Ceding Company's maximum published retention and may not occur until the expiration of thirty (30) years, measured from the effective dates of the Reinsured Policies.

Premium Tax Reimbursement:
Premium taxes are not reimbursed.

                                   Schedule B

                       Plan, Benefits, & Rider Information


JACKSON NATIONAL LIFE INS CO                                   Treaty # 200810.3
--------------------------------------------------------------------------------

Net Amount at Risk:
The net amount at risk shall be the net amount at risk provided by the Ceding Company in the self-administered format described in Exhibit IV.

Riders & Benefits:

Terminal Illness Benefit Rider -9433:
Generali USA will participate proportionally in this Rider without additional charge.

Waiver of Specified Premium Rider-9442:
This Rider is reinsured  using the reinsurance  rates  determined as provided in
Exhibit II.

Other Insured Term Insurance Rider-9453:
This Rider is reinsured  using the reinsurance  rates  determined as provided in
Exhibit II.

Guaranteed Death Benefit Rider-9449:
Generali USA will only participate proportionally in any changes to the net amount at risk due to the operation of this Rider.

                                   Schedule C

                         Additional Detailed Information


JACKSON NATIONAL LIFE INS CO                                   Treaty # 200810.3
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[RESERVED]

                                    Exhibit I

                               Retention Schedule


JACKSON NATIONAL LIFE INS CO                                   Treaty # 200810.3
--------------------------------------------------------------------------------


                 EFFECTIVE WITH POLICIES DATED: October 6, 2008



Life:

--------------------- -------------- -------------- ---------------- -----------
                          0 - 65         66 - 75        76 - 85          86 - 90
Standard - Table 2      $ 2,000,000     $ 700,000      $ 350,000           $ 0

                        $ 1,000,000     $ 350,000      $ 175,000           $ 0
Table 3 - Table 8

Table 9 - Table 16       $ 500,000      $ 175,000      $ 175,000           $ 0
--------------------- -------------- -------------- ---------------- -----------

                                   Exhibit II
                                  Premium Rates


JACKSON NATIONAL LIFE INS CO                                   Treaty # 200810.3
--------------------------------------------------------------------------------


Jackson Advisor (VUL 1805)
Reinsurance rates for Reinsured Policies written on the Jackson Advisor plan are determined by applying the appropriate percentages contained in Exhibit IIB to the Monthly Projected Cost of Insurance ("COI") Rates per $1,000 included in
Exhibit II and labeled Form Number VUL 1805 Fee Only Option, times the appropriate band factor, if applicable, contained in Exhibit II to be applied in the first 20 durations only to COI's for policies with Specified Death Benefits greater than or equal to $1,000,000.

Perspective Investor (VUL 1804)
Reinsurance rates for Reinsured Policies written on the Perspective Investor plan are determined by applying the appropriate percentages contained in Exhibit IIB to the Monthly Projected Cost of Insurance ("COI") Rates per $1,000 included in Exhibit II and labeled Form Number VUL 1804, times the appropriate band factor, if applicable, contained in Exhibit II to be applied in the first 20 durations only to COI's for policies with Specified Death Benefits greater than or equal to $1,000,000.

Ultimate Investor (VUL 1805)
Reinsurance rates for Reinsured Policies written on the Ultimate Investor plan are determined by applying the appropriate percentages contained in Exhibit IIB to the Monthly Projected Cost of Insurance ("COI") Rates per $1,000 included in
Exhibit II and labeled Form Number VUL 1805 Commission Option, times the appropriate band factor, if applicable, contained in Exhibit II to be applied in the first 20 durations only to COI's for policies with Specified Death Benefits greater than or equal to $1,000,000.

Other Insured Term Insurance Rider (form 9453)
Reinsurance rates for the Other Insured Term Rider are determined by applying the appropriate percentages for this Rider contained in Exhibit IIB, to the Monthly Projected Cost of Insurance ("COI") Rates per $1,000 included in Exhibit II and labeled Other Insured Term Insurance Rider (form 9453).

Waiver of Specified Premium Rider (9442)
Reinsurance rates for the Waiver of Specified Premium Rider are determined by applying the Waiver of Specified Premium rates contained in Exhibit II and the appropriate allowances in Exhibit III, to Generali USA's proportionate share of the specified premium.

Amounts Over Rate Capacity
Reinsurance rates for amounts over the rate capacity are determined by applying the appropriate percentages contained in Exhibit IIB to the attached set of YRT rates contained in Exhibit II, labeled 2001 Valuation Basic Table, ANB, Select and Ultimate, M/F, NS/SM, times the ceded amounts over the Rate Capacity.

                                   Exhibit IIA

                             Miscellaneous Premiums


JACKSON NATIONAL LIFE INS CO                                   Treaty # 200810.3
--------------------------------------------------------------------------------

Policy Fees:
There are no policy fees.

Flat Extra Premiums:
Flat extra will be the flat extra premium charged the insured times the per thousand amount ceded to Generali USA, less the allowances shown in Exhibit III.

Substandard Premiums:
Substandard premiums are standard premiums increased 25% per Table, applied to the standard non-nicotine or standard nicotine rates, as applicable.

                                   Exhibit IIB
                             Percentages of Premium


JACKSON NATIONAL LIFE INS CO                                   Treaty # 200810.3
--------------------------------------------------------------------------------


Percentages of Premiums Applied to Base Plans

--------------------------------------------------------------------------------
                                Issue Ages 18-70
--------------------------------------------------------------------------------

          Year 1 = 0%

   Percentages for Years 2+
                       Jackson Advisor   Perspective Investor  Ultimate Investor
Risk Class                Renewal %           Renewal %            Renewal %
Male Pref Plus NT            XX%                 XX%                  XX%
Male Pref NT                 XX%                 XX%                  XX%
Male SNT                     XX%                 XX%                  XX%
Male Pref Tob                XX%                 XX%                  XX%
Male Std Tob                 XX%                 XX%                  XX%
Female Pref Plus NT          XX%                 XX%                  XX%
Female Pref NT               XX%                 XX%                  XX%
Female SNT                   XX%                 XX%                  XX%
Female Pref Tob              XX%                 XX%                  XX%
Female Std Tob               XX%                 XX%                  XX%


--------------------------------------------------------------------------------
                                Issue Ages 71-90
--------------------------------------------------------------------------------

          Year 1 = 0%
   Percentages for Years 2+
                       Jackson Advisor  Perspective Investor   Ultimate Investor
Risk Class                Renewal %          Renewal %             Renewal %
Male Pref Plus NT            XX%                XX%                   XX%
Male Pref NT                 XX%                XX%                   XX%
Male SNT                     XX%                XX%                   XX%
Male Pref Tob                XX%                XX%                   XX%
Male Std Tob                 XX%                XX%                   XX%
Female Pref Plus NT          XX%                XX%                   XX%
Female Pref NT               XX%                XX%                   XX%
Female SNT                   XX%                XX%                   XX%
Female Pref Tob              XX%                XX%                   XX%
Female Std Tob               XX%                XX%                   XX%

                                   Exhibit IIB
                             Percentages of Premium


JACKSON NATIONAL LIFE INS CO                                   Treaty # 200810.3
--------------------------------------------------------------------------------


Percentages of Premiums Applied to Other Insured Term Insurance Rider

Year 1 = 0%

Percentages for Years 2+

Risk Class                          Male                      Female
Pref Plus NT                        XX%                       XX%
Pref NT                             XX%                       XX%
Std NT                              XX%                       XX%
Pref Tob                            XX%                       XX%
Std Tob                             XX%                       XX%



Percentages of Premiums Applied to Amounts Over Rate Capacity

                                    All Years

------- -------- ----------------- --------- --------- ------------ -----------
 Issue            Pref'd Plus NT    Pref'd    Std NT     Prf'd Tob  Standard
  Age    Gender                       NT                             Nicotine
------- -------- ----------------- --------- --------- ------------ -----------
------- -------- ----------------- --------- --------- ------------ -----------
 18-60    Male         XX%           XX%        XX%         XX%        XX%
         Female        XX%           XX%        XX%         XX%        XX%
------- -------- ----------------- --------- --------- ------------ -----------
------- -------- ----------------- --------- --------- ------------ -----------
 61-70    Male         XX%           XX%        XX%         XX%        XX%
         Female        XX%           XX%        XX%         XX%        XX%
------- -------- ----------------- --------- --------- ------------ -----------
------- -------- ----------------- --------- --------- ------------ -----------
 70-90    Male         XX%           XX%        XX%         XX%        XX%
         Female        XX%           XX%        XX%         XX%        XX%
------- -------- ----------------- --------- --------- ------------ -----------

                                   Exhibit III
                          Other Coinsurance Allowances


JACKSON NATIONAL LIFE INS CO                                   Treaty # 200810.3
--------------------------------------------------------------------------------

Temp Flat Extra

All Years                  XX%

Perm Flat Extra

1st Year                   XX%
Renewal                    XX%

Waiver of Specified Premium

1st Year                   XX%
Renewal                    XX%

                                                               Treaty # 200810.3

                                   EXHIBIT IV

                                  RECORD LAYOUT
                                   (Attached)

                                    EXHIBIT A
                              (Treaty #: 200810.3)

         Schedule Pursuant to Treasury Regulation Section 1.848-2(g)(8)


     Pursuant to Treasury Regulation Section 1.848-2(g)(8), _________________ (the "Ceding Company") and ______________________ (the "Reinsurer") have made a joint election to determine specified policy acquisition expenses for the reinsurance agreement listed on Schedule A hereto ("the Reinsurance Agreement") without regard to the general deductions limitation in Section 848(c)(1) of the Internal Revenue Code (the "Code") so that the party with net positive consideration for the Reinsurance Agreement for each taxable year the Reinsurance Agreement is in effect will capitalize specified policy acquisition expenses with respect to the Reinsurance Agreement without regard to the general deductions limitation of Code Section 848(c)(1) and the parties will exchange information pertaining to the amount of net consideration under the Reinsurance Agreement[s] for each taxable year the agreement is in effect to ensure consistency. As used herein, the terms "net positive consideration," "specified policy acquisition expenses" and "general deductions limitation" are defined by reference to Treasury Regulations Section 1.848-2 and Code Section 848.